Exhibit (21)

FLORIDA ROCK INDUSTRIES, INC.
SUBSIDIARIES OF THE REGISTRANT


The following are subsidiaries of the Company, all of which are included in the consolidated financial statements and wholly owned unless otherwise noted.

                                                  State of
                                               Incorporation

Virginia Concrete Company Incorporated           Virginia
Cardinal Concrete Company                        Virginia
Maryland Rock Industries, Inc.                   Maryland
D C Materials, Inc.                              DC
Mule Pen Quarry Corp.                            Delaware
Administration & Accounting Co.                  Virginia
Concrete Engineering Inc.                        Virginia
The Arundel Corporation                          Maryland
ARL Development Corp.                            Maryland
ARL Services Inc.                                Maryland
Arundel Risk Managers, Inc.	                   Maryland
Arundel Sand & Gravel Company                    Delaware
BWIP, Inc.                                       Maryland
Maryland Stone, Inc.                             Maryland
LanDel/Arundel, Inc.                             Maryland
Patapsco Properties, Inc.                        Maryland
S&G Concrete Co.                                 North Carolina
S&G Prestress Company                            North Carolina
Sadler Materials Corporation                     Virginia
Scenic Hills, Inc.                               New York
TBS Enterprises, Inc.                            New York
Tidewater Materials Corporation                  Virginia
Tidewater Quarries, Inc.                         Virginia
Salisbury Towing Corporation                     Maryland
Harper Bros. Inc.                                Florida
Columbus Quarry LLC (a)                          Georgia
Hughs Property, Inc.                             Florida
Custom, LTD                                      Virginia
Chesapeake Marine                                Maryland
American Materials Technology LLC                Tennessee
Atlantic Coast Materials, LLC (b)                Florida
FRI New Brunswick, LTD                           New Brunswick, Canada
Jamer Materials, LTD (b)                         New Brunswick, Canada
FRI Delaware, Inc.                               Delaware
Charlotte County Ports, LTD (b)                  New Brunswick, Canada



(a) 66% owned, included in the Consolidated Financial
	Statements
(b) 50% owned, excluded from the Consolidated Financial
	Statements


18


37